EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


         We hereby consent to the inclusion of our report dated January 31, 2006 regarding the consolidated balance sheets of Service 1st Bancorp and Subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.


/s/ VAVRINEK, TRINE, DAY & CO., LLP
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Laguna Hills, California
March 29, 2006


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